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                                                                     EXHIBIT 8.0

  STATE OF ARIZONA
       ACC/FAX
     DATE FILED

     AUG 08 2001

DATE APPR 8/8/01
TERM __________________
BY -s- MARGARET CHAVEZ
   --------------------
   0998591-0

                            ARTICLES OF INCORPORATION
                                       OF
                           VERDE RESOURCES CORPORATION

1.       NAME. The name of the corporation is:

2.       VERDE RESOURCES CORPORATION.

3. PURPOSE. The purpose for which this Corporation is organized is the transaction of any or all lawfull business for which Corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

4. INITIAL BUSINESS. The Corporation initially intends to conduct the business of electrical generation development, including the siting and construction of alternate energy facilities.

5. AUTHORIZED CAPITAL. The corporation shall have authority to issue 1,000,000 shares of Common Stock.

6. KNOWN PLACE Of BUSINESS. The street address of the known place of business of the Corporation is:

                  702 E. Osborn Road, #200
                  Phoenix, AZ 85014

7. STATUTORY AGENT. The name and address of the Statutory Agent of the Corporation is:

                  Steven J. Lippman, Esq.
                  702 East Osborn Road, #200
                  Phoenix, AZ 85014

8.       BOARD OF DIRECTORS. The initial board of directors shall consist of one
         (1) director. The name and address of the person who is to serve as the director until the first annual meeting of shareholders or until his/her successor is elected and qualities is:

                  Cash Long
                  7201 Panorama Drive
                  Bakersfield, CA 93306

         The number of persons to serve on the board of directors thereafter shall be fixed by the bylaws.

                                        1

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9.       OFFICERS. The initial officer of the Corporation who shall serve at the pleasure of the board of directors is:

                  Cash Long    - President and Secretary

10.      INCORPORATOR. The name and address of the Incorporator is:

                  Cash Long
                  7201 Panorama Drive
                  Bakersfield, CA 93306

         All powers, duties and responsibilities of the incorporation(s) shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

11. INDEMNIFICATION OF OFFICERS, DIRECTORS EMPLOYEES AND AGENTS. The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

12. LIMITATION OF LIABILITY. To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal amendment or modification of this article, whether direct or indirect shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal amendment or modification.

         EXECUTED this 1ST day of AUGUST, 2001, by the Incorporator

SIGNED: -s- Cash Long
        ---------------------------
            Cash Long

         Phone: 661-872-5827
         Fax:   661-872-6219

                                        2
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                                                             File # 200206310055

                                                                ENDORSED - FILED
                                         In the office of the Secretary of State
                                                      of the State of California

                                                                    FEB 26 2002

                                                 BILL JONES, Secretary of State

                                                  This Space For Filing Use Only

[SEAL]                         STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE

                            LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

               A $70.00 FILING FEE MUST ACCOMPANY THIS FORM.
          IMPORTANT - READ INSTRUCTIONS BEFORE COMPLETING THIS FORM.

1. Name of the limited liability company (end the name with the words "Limited Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")

          AERO Energy, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3. Name the agent for service of process and check the appropriate provision below:
     Cash Long ________________________________________________________ which is

     [X]  an individual residing in California. Proceed to item 4.

     [ ] a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4.   If an individual, California address of the agent for service of process:
     Address: 7201 Panorama Dr.

     City: Bakersfield           State: CA               Zip Code: 93306

5.   The limited liability company will be managed by: (CHECK ONE)

     [ ] one manager [ ] more than one manager [ ] single member limited liability company [X] all limited liability company members

6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate.

     Other matters may include the latest date on which the limited liability company is to dissolve.

7.   Number of pages attached, if any: 0

8. Type of business of the limited liability company. (For informational purposes only)
     Energy Related Activity

9. DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

-s- Brian M. Bayan                               Brian M. Bayan
----------------------                           ----------------------------
Signature of Organizer                           Type or Print Name of Organizer

Date February 26, 2002

10.  RETURN TO:
     NAME                                           [OFFICE OF THE SECRETARY
     FIRM                                                  OF STATE]
     ADDRESS                                                [SEAL]
     CITY/STATE
     ZIP CODE

     SEC/STATE (REV. 12/99)                     FORM LLC-1 - FILING FEE $70.00
                                                Approved by Secretary of State
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                          [NEW NOUVEAU BRUNSWICK LOGO]

           CANADA                                      CANADA
  PROVINCE OF NEW BRUNSWICK                 PROVINCE DU NOUVEAU-BRUNSWICK
  BUSINESS CORPORATIONS ACT             LOI SUR LES CORPORATIONS COMMERCIALES
CERTIFICATE OF INCORPORATION          CERTIFICAT DE CONSTITUTION EN CORPORATION
         (SECTION 6)                                 (ARTICLE 6)

                             Eastern Wind Power Inc.
--------------------------------------------------------------------------------
             Name of Corporation / Raison sociale de la corporation

                                     602106
              ----------------------------------------------------
                  Corporation Number/ Numero de la corporation

         I HEREBY CERTIFY that the above-mentioned corporation, the Articles of Incorporation of which are attached, JE CERTIFIE que la corporation mentionnee ci-dessus, dont les statuts constitutifs sont joints a ce certificat, a etc was incorporated under the Business Corporations Act of the Province of New Brunswick.

constituee en corporation en vertu de la Loi sur les corporations commerciales de la province du Nouveau-Brunswick.

Director                              Date of Incorporation July 10, 2002
Directeur -s- Charles McAllister      Date de constitution _____________________
          ---------------